                                                                    EXHIBIT 10.5



                            INTERCREDITOR AGREEMENT

         This Intercreditor Agreement, dated as of April 22, 2004 this "Agreement"), is entered into by and between VESTIN MORTGAGE, INC., a Nevada corporation ("Vestin Mortgage"), whose principal place of business and post office address is 2901 El Camino Avenue, Suite 206, Las Vegas, Nevada 89102, ("Lead Lender") and OWENS MORTGAGE INVESTMENT FUND, a California Limited Partnership ("Owens Mortgage Investment Fund") whose principal place of business and post office address is 2221 Olympic Boulevard, Walnut Creek, California 94595, ("Lender") hereinafter collectively referred to as the "Lenders",

                                   RECITALS:

         A. The Lenders have concurrently herewith entered into that certain Loan Agreement, dated as of April 22, 2004 (the "Loan Agreement"), with Mesquite Real Estate Partners, LLC, a Nevada limited liability company (the "Borrower") and Christopher A. Villareale and James A. Slinker, (collectively "the Guarantors").

         B. The Lenders have severally agreed to make the Loan to the Borrowers in the aggregate principal amount of $20,000,000.00 of which each Lender's commitment is set forth in Section 2.1 of this Agreement.

         C. The Lenders enter into this Agreement to, among other things, further define the rights, duties, authority and responsibilities of the Lenders and the relationship among the Lenders regarding their interests in the Loan Documents and collateral which secures the Loan.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and based upon the foregoing Recitals which are an integral part of this Agreement, as well as the mutual covenants and promises contained herein, Vestin Mortgage and Owens Mortgage Investment Fund hereby agree as follows:

                             SECTION 1. DEFINITIONS

         Section 1.1 DEFINITIONS. All capitalized terms used in this Agreement shall have the meanings assigned to them below in this Section 1 or in the provisions of this Agreement referred to below:

         "Agreement" shall mean this Intercreditor Agreement as amended, modified or restated in accordance with the terms hereof.

     "Bankruptcy Proceeding" shall mean, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking its relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief or debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

     "Borrower" shall mean any person or entity that obligates itself or its property as security for a loan.

     "Collateral" shall mean all the real and personal property collateral under the "Loan Documents".

     "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, pursuant to the "Loan Documents" constitute an Event of Default.

     "Interest Rate" shall mean a fixed rate of interest equivalent to twelve percent (12%) per annum to be paid to Owens Mortgage Investment Fund in accordance with this Agreement for their "Participation Interest" in the "Loan" assigned by Vestin Mortgage.

     "Late Charges" shall mean the late charges and/or default rate charged to Borrower in the event of default or late payments under the "Loan Documents".

     "Lead Lender" shall mean Vestin Mortgage or any successor lead lender.

     "Lender" shall mean Owens Mortgage Investment Fund or their assignee.

     "Loan Documents" shall mean the note, deed of trust, guaranty, title policy, security agreement, loan agreement, assignment of rents and profits, and whatever documents are in existence to protect and secure the repayment of the Borrowers obligations under the "Loan".

     "Loan" shall mean the note, and all of the documents and agreements that evidence and secure the debt of the "Borrower".

     "Loan Agreement" shall have the meaning assigned thereto in the Recitals hereof, and shall include such agreements as amended or modified in accordance with their respective rights.

     "Priority of Payment" shall mean the order in which payments are made to the "Lead Lender" and to the "Lender".

     "Participation Interest" shall signify amount in dollars owned by Owens Mortgage

Investment Fund in the "Loan".

     1.2 Effectiveness of the Agreement. The effectiveness of this Agreement is conditioned upon (a) the execution and delivery of this Agreement by the Lenders, (b) the execution, delivery and effectiveness of the Loan Agreement and the Loan Documents by the parties hereto.

                      SECTION 2. PRORATA SHARE; LOAN FEES

     2.1 Advance of Loan Funds; Pro Rata Share. Each of the Lenders shall advance their respective amounts of the Loan to the Borrower at Closing, and have a "Pro Rata Share" as indicated on the following schedule:


Lender                             Amount              Pro Rata Share
------                             ------              --------------
Vestin Mortgage Inc.               $13,000,000.00            65.00%
Owens Mortgage Investment Fund      $7,000,000.00            35.00%
                                   --------------           ------
Totals                             $20,000,000.00           100.00%



     2.2 Allocation of Loan Fees. In respect of the Loan, the Borrower has paid or will pay loan fees in the aggregate amount of $1,000,000.00 (5% of the face amount of the note), which fees shall be allocated among the Lenders as follows:



          Owens Mortgage Investment Fund          $210,000.00    (3% based on its participation Interest)
          Vestin Mortgage, Inc.                   $790,000.00    (remaining balance of the loan fee)


                     SECTION 3. RELATIONSHIP AMONG LENDERS

     3.1 Restrictions on Actions. Lead Lender agrees that, so long as any portion of the Loan is outstanding or unpaid the provisions of this Agreement shall provide the exclusive method by which either Lender may exercise rights and remedies under the Loan Documents. Therefore, each Lender shall, for the benefit of all Lenders, except as permitted under this Agreement.

          (a) Refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedy under the Loan Documents, except for delivering notices hereunder; and

          (b) Refrain from (1) selling any portion of the Loan to the Borrower or any affiliate of the Borrower and (2) accepting any guaranty (other that the guarantees contemplated by the Loan Agreement) of, or any other security for, the Loan from the Borrowers or any Affiliate of the Borrowers, except any guaranty or security granted to the Lenders for the benefit of all Lenders; and

          (c) Refrain from exercising any rights or remedies under the Loan Documents which have or may have arisen or which may arise as a result of a Default or Event of Default or otherwise provided, however, that nothing contained in subsections (a) through (c) above, shall prevent any Lender from imposing a default rate of interest in accordance with the Loan Agreement, or prevent a Lender from raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that Lead Lender may, but shall not be obligated to, direct and control any defense directly relating to the Real Property and/or the Collateral or any one or more of the Loan Documents, which shall be governed by the provisions of this Agreement.

     3.2 Representations and Warranties. Each of the Lenders represent and warrant to each other that:

          (a) It (i) is a legal entity duly organized, existing and in good standing under the laws of the jurisdiction of its domicile, and (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated.

          (b) The execution, delivery and performance by such Lead Lender or Lender of this Agreement has been authorized by all necessary proceedings (corporate or otherwise) and does not and will not contravene any provision of law, its charter or by-laws, or operating agreement, or any amendment thereof, or of any indenture, agreement, instrument or undertaking binding upon such Lead Lender or Lender.

          (c) The execution, delivery and performance by such Lead Lender or Lender of this Agreement will result in a valid and legally binding obligation of such Lead Lender or Lender enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          (d) It has received and approved, as to form and content, sample copies of the Loan Documents however, such approval shall not operate as a warranty or representation of the adequacy, validity or binding effect of any of the Loan Documents or Assignments.

     3.3 Cooperation: Accountings. Lead Lender will, upon the reasonable request of Lender, from time to time execute and deliver or cause to be executed and delivered in a timely fashion such further instruments, and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement. The Lead Lender agrees to provide to Lender upon reasonable request, but in no event more frequently than once a month, a statement of all payments received in respect of the Loan.

     3.4 Reliance on Lead Lender. Lender agrees that it has independently made its own analysis of the Loan and the decision to enter into this Agreement based on such documents and information as it has deemed appropriate. The Lead Lender shall promptly provide to Lender a copy of all financial statements and reports of operating results and other documents and information received by the Lead Lender in its capacity as such pursuant to the Loan Documents. The Lead Lender shall have a duty and responsibility to provide Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the possession of the Lead Lender, including financial statements, credit reports and any other documents and information upon the reasonable request of Lender.

     3.5 Limitation on Lead Lender's Liability.

          (a) In addition to the Lead Lender's failure to comply with the terms of this Agreement, including the Priority of Payment, the Lender shall have recourse against Lead Lender for the amounts payable by the terms of this Agreement. Lead Lender's obligation with respect to such payments shall be to remit to the Lender a monthly payment based on the Interest Rate calculated on the Participation Interest and the principal amount of the Participation Interest when a Loan pays off or matures in accordance with this Agreement.

          (b) Although Lead Lender will exercise the same care in administering the Loan as if the Loan were made entirely for Lead Lender's own account, Lead Lender's liability shall be limited to Lenders Participation Interest and the amount payable on that at the Interest Rate, except for a loss due to Lead Lender's own gross negligence, willful acts of willful misconduct.

          (c) Lead Lender shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, cable or telecopy) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the Lender. Should approval of any action, any inaction or any proposed course of conduct in administering the Loan (either before or after the occurrence of a Default) be requested in writing by the Lead Lender from Lender, such Lender shall approve or deny such request in writing and shall deliver the writing to the Lead Lender within ten (10) calendar days after the Lender's receipt of the Lead Lender's request. Lender's failure to respond within the ten (10) calendar days shall be deemed consent by such Lender to such request.

          (d) Lead Lender does not assume and shall have no responsibility or liability, express or implied, for (i) the collectability of the Loan made to Borrower under, or the enforceability of, any of the Loan Documents, or (ii) the financial condition or creditworthiness of the Borrower, or (iii) any credit or other information furnished by the Borrower to Lead Lender, or (iv) the value of any collateral for the Loan.

     3.6 Lead Lender's Rights as Lender. The Lead Lender in its capacity as a lender hereunder shall have the same rights, powers and obligations hereunder as Lender and may exercise the same as though it were not acting as the Lead Lender.

                       SECTION 4. ADMINISTRATION OF LOAN

     4.1 Administration and Servicing of Loan. In administering and servicing the Loan, Lead Lender shall act in its own behalf as to its interest in the Loan and shall act as an independent contractor (and not as an agent or trustee) for the Lender with respect to their respective interests in the Loan. The Lender hereby appoints and authorizes Lead Lender to act for and on behalf of Lender with regard to the Loan, subject to the restrictions set forth in this Agreement. Lead Lender shall utilize its own facilities and equipment and its own employees and other persons authorized under the Loan Documents in the administering and servicing of the Loan, all without cost to the Lender.

     In its administering and servicing of the Loan, Lead Lender shall perform the following duties (the enumeration of said duties not being intended to limit the duties to be performed by Lead Lender in accordance with the foregoing paragraph) and shall be subject to the following restrictions and shall have the following rights:

          (a) Possession of Loan Documents. For the benefit of the Lenders, Lead Lender shall hold in its possession at its principal office executed originals of the Loan Documents for the Loan and shall deliver conformed copies of each thereof to the Lender.

          (b) Expenses/Losses. In the event that any reasonable legal expenses or other expenses for the preservation of the collateral for the Loan or for the enforcement of the Loan are incurred by Lead Lender in connection with the Loan or on or after or in connection with the occurrence of a Default or the enforcement of any of the Loan Documents (including fees of counsel and other expenses), Lead Lender shall bear and advance all such costs. Upon receipt of reimbursement for such expenses from Borrower or any other person, Lead Lender shall be entitled to reach such reimbursement.

          (c) Collections. Lead Lender shall use reasonable efforts to collect all payments of principal, interest and fees due from the Borrower under the Loan Documents and shall remit to Lender, on or before the 7th but not later than the 11th of each and every month, a payment calculated at the Interest Rate based on the outstanding balance of the Lender's Participation Interest. Lead Lender shall pay to Lender a late charge of ten percentage (10.00%) per annum of the payment, or any portion thereof, not received by Lender by the 11th of the month. Vestin Mortgage shall concurrently provide Owens Financial with an accounting of all monies received in connection with each Loan as to which the Lender holds a Participation Interest.

          (d) Payment Returns. If any payment received by Lead Lender and distributed or credited to the Lender is later rescinded or is otherwise required to be returned by Lead Lender to the Borrower for whatever reason (including, without limitation, settlement of an alleged claim), the Lender shall be entitled to retain any payment received. The covenant contained in this paragraph shall survive the termination of this Agreement.

     (e) Records. Lead Lender shall maintain such books and records relating to the Loan as it would were the Loan made solely by Lead Lender, which books and records shall be made available to the Lender at Lead lender's main branch in Las Vegas, Nevada at all reasonable times for purposes of inspection, examination and audit upon no less than forty-eight (48)hours prior written notice.

     (f) Information. During the term of this Agreement, Lead Lender shall provide to Lender complete and current information as to the accrual status of the Loan and the status of principal and interest payments, and all information supplied by Borrower in connection with the Loan. The Lender will treat all such information as confidential, except that disclosure thereof may be made if required by law or the order of a court having jurisdiction.

     (g) Administrative Decisions. Lead Lender shall not , without written consent of Lender, which consent shall not be unreasonably withheld, (1) release, or agree to the substitution of other security for any portion of the Real Property and/or Collateral securing the Loans, (2) except as set forth in the Loan Documents, grant any release in favor of the Borrower under the Loan Documents, or waive the Lenders' rights to enforce the obligations of the Borrower, (3) agree to the revision, modification or amendment of any of the Loan Documents, or (4) consent to or accept the cancellation or termination of any of the Loan Documents except upon payment in full of each Loan. Subject to the foregoing limitations, and until the occurrence and declaration of an Event of Default under the Loan Documents and the Borrowers' failure to cure within twenty (20) days thereof, Lead Lender shall have the right to make decisions in connection with the day-to-day administration and servicing of the Loan, relating to inspections, review of financial data, and other matters of an ordinary nature involved in the administration and servicing of the Loan, without the Lenders' prior review or approval.

     (h) Reasonable Efforts. If any Default shall occur under the Loan, Lead Lender shall use reasonable efforts in accordance with the Loan Documents to cause the Borrower and/or Guarantors to remedy the default

     (i) Hazard Insurance and Condemnation Awards. If Lead Lender becomes aware of any damage to or actual or potential condemnation affecting any material portion of the Real Property and/or Collateral securing the Loan, Lead Lender will promptly notify Lender thereof. The proceeds of any insurance recovery or condemnation award received by Lead Lender and not be immediately disbursed or applied to the repayment of the Loan or not otherwise distributed by Lead Lender shall be deposited in an interest-bearing account, in the trust for the Lenders, and the income, if any, received by Lead Lender from such account and not payable to others shall be shared by the Lenders in accordance with terms of this Agreement.

     4.2 Payment Priorities Between Lead Lender and Lender.

     (a) Lead Lender and Lender agree that all payment and/or prepayment of principal due on the Loan, received by the Lead Lender, shall be held for the account of the Lender and Lead Lender, as their respective interests may appear, and such payment shall be applied in the following order of priority: (i) first to the payment of that pro rata portion of principal of the Loan provided by Owens Mortgage Investment Fund, (ii) next to pay any pro rata portion of accrued or outstanding interest due Lender at the agreed Interest Rate, (iii) next to that portion of the principal of the Loan provided by Vestin Mortgage. In the Event of Default under the Loan Documents, and the Borrower's failure to cure such Event of Default within twenty (2) days thereof, Vestin shall be entitled, in their sole and absolute discretion, to either (1) continue to remit to Lender on a monthly basis the interest due at the Interest Rate on the Participation Interest of said Loan notwithstanding the occurrence and continuation of such Event of Default until such time as Lead Lender repurchases the Participation Interest of Lender in such Loan or a Substitution of Security for such Loan occurs, or (2) substitute an alternative Loan acceptable to the Lender at the Lender's sole discretion. In the event no acceptable alternative Loan is found acceptable to Lender, and Lead Lender makes a determination not to continue to remit to Lender the monthly interest payment as set forth in (i) above, the Lend Lender will repurchase the Participation Interest of Owens Mortgage Investment Fund for the outstanding balance of that Participation Interest plus any accrued interest together with Lender's pro rata portion of any Late Charges collected from Borrower for the period commencing on the date immediately following the expiration of the aforesaid twenty (20) day period following the occurrence of such Event of Default up to the date the Lead Lender either (i) repurchases the Participation Interest of Lender in such defaulted Loan, or (ii) a Substitution of Security occurs, as applicable. Vestin Mortgage shall not be entitled to receive any payment of its pro rata share of the principal of the Loan in question until Owens Mortgage Investment Fund has received payment in full of its Participation Interest of the principal of the Loan and all accrued interest payable to Lenders under this Agreement.

          (b) Each payment of interest on the Loan, received by the Lead Lender, shall be for the account of the Lender and Lead Lender, as their respective interests may appear, and such payment shall be applied first to the payment of agreed Interest Rate due on the Participation Interest of the Loan assigned to Owens Mortgage Investment Fund for such period that the interest is due.

          (c) As an example, assume Lender has a 25% Participation Interest in a $10,000,000 Loan. The Loan carries an interest rate of 14% and pays monthly interest only payments. The Lender's agreed Interest Rate is 12%. Lender and Lead Lender would receive the following.

               Example 1: Borrower makes a monthly payment of $116,666.67. Lender is paid its full share of interest at 12% on $2,500,000 or $25,000. Vestin Mortgage receives $91,666.67 or the balance of the interest paid.

               Example 2: Borrower makes a partial monthly payment of $50,000. Lenders are paid their pro rata share of interest at 12% on $2,500,000 or $25,000. Vestin Mortgage receives $25,000 or the balance of the interest paid.

               Example 3: Borrowers does not make a monthly payment, default, declare bankruptcy or withhold payments for any reason, then Lead Lender in their sole and absolute discretion, may (i) continue to pay Lender 12% on $2,500,000 or $25,000 on a monthly basis notwithstanding the occurrence and continuation of such default, or (ii) buy Lender out of the Loan for $2,500,000 plus any accrued interest, or (iii) offer a Substitution of Security in a Loan acceptable to Lender at Lender's sole and absolute discretion in the amount of $2,500,000. In case of an acceptable Substitution of Security, Lead Lender will pay any outstanding accrued interest.

               Example 4: Borrower pays off a portion of the Loan. Lender is paid its full pro rata share of the principal balance of the Participation Interest and interest at 12% to the date of payoff.

               Example 5: Borrower pays off the Loan. Lender is paid its full pro rata share of the Loan equal to their Participation Interest plus interest at 12%. Vestin Mortgage may offer Owens Mortgage Investment Fund, a new Participation Interest in another loan, but Lender has no obligation to accept such interest.

     4.3  Defaults Under Loan Documents: Enforcement of Remedies.

          (a) If foreclosure or similar proceedings are commenced under the Loan Documents, Lead Lender shall keep the Lender informed as to the progress of the proceedings.

          (b) If Lead Lender (or a nominee acceptable to the Lenders) shall acquire title to all or any part of the Real Property and/or Collateral securing the Loan, it shall buy out the Participation Interest of Owens Mortgage Investment Fund at the sole and absolute discretion of Lenders.

     4.4 Notices under Collateral Documents. Lead Lender shall deliver to the Lender, promptly upon receipt thereof, duplicates or copies of all notices, requests and other instruments received by it from any other party under or pursuant to any of the Loan Documents, if not previously furnished to the Lender.


                   SECTION 5. MANDATORY REPURCHASE FOR CAUSE

     Lead Lender will repurchase the Participation Interest for Lender, at Lender's sole and absolute discretion at any time "for cause". The term "for cause" shall be limited to Lead Lender's (i) material breach of a material term of this Agreement, or (ii) fraud committed against Borrower or Lender, as finally determined by a court of competent jurisdiction or (iii) criminal acts committed against Borrower or Lender as finally determined by a court of competent jurisdiction.

                      SECTION 6. TERMINATION OF AGREEMENT

     Upon final payment in full of the Loan or all obligations owing to Lender, such Lender shall cease to be a party to this Agreement; provided, however, if all or any part of any payments to such Lender are invalidated or set aside or required to be repaid to any Person in any Bankruptcy Proceeding or otherwise, then this Agreement shall be renewed as of such date and shall thereafter continue in full force and effect to the extent of the Loan so invalidated, set aside or repaid. If any portion of this Agreement is declared to be invalid or unenforceable then the remaining portions of the Agreement shall remain in full force and effect.

                      SECTION 7. INDEMNIFICATION OF LENDER

     Vestin Mortgage indemnifies Owens Mortgage Investment Fund for all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against them in any way relating to or arising out of this Agreement or by their participation in the Loan or by any action brought by Borrower including all claims relating to the origination of the Loan, except for the gross negligence or willful misconduct of Lender or the breach by Lender of any of the terms of this Agreement.

                         SECTION 8. NOT A JOINT VENTURE

     Neither the execution of this Agreement nor the Lenders' ownership of interests in the Loan, nor any agreement to share in profits or losses arising as a result of the Loan, is intended to be, nor shall it be construed to be: (a) the formation of a partnership or joint venture between the Lead Lender and Lender, or (b) the creation of a loan transaction between the Lead Lender, as borrower, and Lender, as lender. Vestin Mortgage, in its capacity as Lead Lender, shall not be deemed to be a trustee for the Lender in connection with the Loan or their interests therein. Vestin Mortgage, in its capacity as Lead Lender, shall owe to the Lender no duty except as specifically set forth in this Agreement, and no Lender shall be liable to any other person for the liability of any other Lender arising in connection with the Loan or any transaction related to the Loan, except as may be expressly set forth in this Agreement.

                            SECTION 9. MISCELLANEOUS

     9.1 Amendment. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

     9.2 Headings. The headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     9.3 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada.

     9.4 Parties in Interest: Decisions by Majority Lender. All of the terms, covenants and conditions contained in this Agreement shall inure to the benefit of and be binding upon the parties hereto and their permitted successors and assigns. There shall be no third-party beneficiaries of this Agreement.

     9.5 Further Sale, Pledge, etc. Except for transfers or assignments to one or more of its affiliates, Lead Lender may not sell, pledge, assign or otherwise transfer all or any part of its interest in the Loan which is subject to this Agreement without the prior written consent of Lender, which consent shall not be unreasonably withheld. In the event all or any part of Lead Lender's interest in any such Loan is sold, pledged, assigned or otherwise transferred, Lead Lender's obligations under this Agreement will not be relieved.

     9.6 Notices. Notices under this Agreement shall be in writing and personally delivered or sent by certified or registered U.S. mail, or a recognized air courier service, return receipt requested, or by telecopy, acknowledgment of receipt requested, to the parties at their addresses specified in the first paragraph of this Agreement. Such addresses may be changed from time to time by the addressee by serving notice as provided above.

     9.7 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     9.8 Attorney's Clause. If legal action is instituted to enforce the terms of this Agreement, the prevailing parties shall be entitled to recover from the losing parties, all costs of collection and enforcement, including reasonable attorney's fees. For purposes of this section, the award and recovery of attorney's fees shall survive the entry of any judgement thereon and shall include, without limitation, fees incurred in the following: (1) Post Judgement Motions; (2) Contempt Proceedings; (3) Garnishment, levy, debtor and third party examinations; (4) Discovery; (5) Bankruptcy proceedings or other litigation and (6) appeals.

     IN WITNESS WHEREOF, the Lenders have caused this instrument to be duly executed as of the day and year first above written.


VESTIN MORTGAGE, INC., a Nevada     OWENS MORTGAGE INVESTMENT FUND,
corporation                         a California limited partnership


                                    BY: OWENS FINANCIAL GROUP, INC., a
                                    California corporation its General Partner



By:  -s- Daniel B. Stubbs           By: -s- William C. Owens
     ---------------------------        ---------------------------
     Its: Daniel B. Stubbs              William C. Owens, President
          Senior Vice President